BF ACQUISITION GROUP I, INC. DEBENTURE NOTE
           -------------------------------------------



Debenture Number:

Debenture  Amount: $1,000           Effective Date: ____________


FOR VALUE RECEIVED, BF Acquisition Group I, Inc., a Florida corporation, (hereinafter called "Corporation"), promises to pay to _____________________________________________________, or
registered assigns (hereinafter called "Debenture Holder"), the sum of ONE THOUSAND DOLLARS ($1,000), together with simple interest on the outstanding principal balance at ten percent (10%) per annum. The interest is due and payable along with the principal twelve months (12) months from the date of this Debenture Note ("Note"), unless extended in writing by the parties hereto. If at any time there shall occur and be continuing an event of default ("Event of Default") in payment of principal or interest or both, Corporation shall pay to Debenture Holder an additional five percent (5%) interest on the outstanding principal amount of this Note, computed on a simple basis, from the date of such Event of Default until such Event of Default shall be cured or waived or, if earlier, until this Note, with interest thereon, is fully paid. This Note is not secured.

Said principal and interest shall be payable at the principal office of Corporation by deposit of U.S. funds, or shares of the Corporation's common stock (as designated by the Debenture Holder), as determined below, in the U.S. Mail, first class postage prepaid, addressed to the Debenture Holder at his address registered on the books of the Corporation or at such other address as Debenture Holder may designate from time to time.

Interest on the outstanding principal balance of this Note shall accrue commencing on the Effective Date described above, and interest shall accrue on a simple basis thereafter.

It is understood that the Corporation intends to register as a "Business Development Company" ("BDC") with the Securities and Exchange Commission (the "SEC"). Upon the SEC's acceptance of the Corporation's election to register as a BDC, the Corporation intends to conduct an exchange offering, rights offering or other similar type of offering whereby the Debenture Holder will have the opportunity to exchange their Debenture Note(s) into shares of common stock of the Company. The Company expects the shares will be exchangeable into the common stock at an exchange price of $0.25 per share.

This Note has not been registered under any federal or state securities laws in reliance on the exemption provided by Sections 3(b), 4(2) or 4(6) of the Securities Act of 1933, as amended, and comparable statutes of states in which this Note may be issued.

Notwithstanding any other provision of this Note it is expressly agreed that the amounts payable under this Note or any other payment in the nature of or which would be considered as interest or other charge for the use or loan of money shall not exceed the highest contract rate allowable by law of the State of Florida.


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BF Acquisition Group I, Inc.
Convertible Debenture No.


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The Corporation does hereby:

   (a) Agree that no course of dealing or delay or omission or forbearance on the part of Debenture Holder in exercising or enforcing any of Debenture Holder's rights or remedies hereunder or under any instrument securing this Note or under any other instrument executed in connection with the loan evidenced by this Note shall impair or prejudice any of Debenture Holder's rights and remedies hereunder or the enforcement hereof and that Debenture Holder may extend or renew this Note for any term (whether or not longer than the original term of this Note), may extend, modify or postpone the time and manner of payment and performance of this Note; and

   (b) Waive notice of acceptance of this Note, notice of the occurrence of any default under this Note and presentment, demand, protest, notice of dishonor and notice of protest.

The happening of any of the following events shall constitute a default hereunder:

   (a) Default in the payment of any principal on this Note as and when the same shall become due and payable; or

   (b) Default in the payment of any interest on this Note as and when the same shall become due and payable (it being understood that such payments become payable on a date subsequent to the date they become due in accordance with the provisions hereof); or

   (c) Breach, failure or default on the part of Corporation in the performance or observance of any covenant, condition or agreement of Corporation under this Note for a period of thirty days following written notice thereof unless such breach, failure or default shall have been cured within such thirty day period; or

   (d) A receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official) shall take possession of Corporation or its property or business, or exercise control thereof or thereover, without its consent or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator, regulatory authority (or other similar official) of Corporation or for the property or business thereof, or ordering the winding-up or liquidation of its affairs and such decree or order shall continue unstayed and in effect for a period of thirty consecutive days, or Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator, regulatory authority (or other similar official) of Corporation or of any substantial part of its property or business, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

             If a default occurs hereunder, then at the option of Debenture Holder (a) the entire principal amount then remaining unpaid and accrued interest thereon shall immediately become due and payable without notice or demand, it being agreed that interest not paid when due shall, at the option of Debenture Holder, be added to the outstanding principal amount and draw interest at the rate provided herein; (b) the unpaid principal amount shall accrue interest at the highest rate of interest


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BF Acquisition Group I, Inc.
Convertible Debenture No.


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allowable by law; and (c) all other liabilities of Corporation to
Debenture Holder (notwithstanding any provisions thereof), shall immediately become due and payable without notice or demand (but with such adjustments, if any, with respect to any interest or other charges as may be provided for in this Note or other writing evidencing such liability). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

        Corporation shall have no right of set-off against Debenture Holder under this Note or under any instruments securing this Note or executed in connection with the loan evidenced by this Note. Debenture Holder shall have the right, however, immediately and without further action or notice by it, to set-off against this Note all money owed by Debenture Holder in any capacity to Corporation, whether or not due, and also to set-off against all other liabilities of Debenture Holder to Corporation all money owed by Debenture Holder in any capacity to Corporation.

This Note is executed under seal, constitutes a contract under the laws of the State of Florida, and shall be enforceable in a court of competent jurisdiction in said State, without regard to the place in which this Note is executed.

THE FOLLOWING LEGEND WILL BE IMPRINTED ON ANY DEBENTURE NOTES
ISSUED TO CANADIAN RESIDENTS:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the earlier of
(i) the date that is 12 months and a day after the date the Corporation first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the Corporation is a SEDAR filer; and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the Corporation became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade."


Signed and sealed this ____ day of ______ 2003.


      (CORPORATE SEAL)            BF ACQUISITION GROUP I, INC.,



Attest:________________________   By: _________________________
       William Colucci,               William Bosso,
       Secretary                       President



DEBENTURE HOLDER


By:____________________________
         Signature





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BF Acquisition Group I, Inc.
Convertible Debenture No.


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